Exhibit 21.1 - Subsidiaries of the Corporation

                 NAME                          STATE OF FORMATION
        ----------------------------           ------------------
        Jacobs & Company                         West Virginia
        FS Investments, Inc.                     West Virginia
        Triangle Surety Agency, Inc.             West Virginia
        First Surety Corporation                 West Virginia
        Crystal Mountain Water, Inc.             Arkansas
        RS Holdings, LLC                         Kentucky